Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jay H. Nussbaum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Drone Aviation Holding Corp. on Form 10-Q for the fiscal quarter ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Drone Aviation Holding Corp.

	By:	/s/ JAY H. NUSSBAUM
Date: November 14, 2016	Name:	Jay H. Nussbaum
	Title:	Chief Executive Officer (Principal Executive Officer)

I, Kendall Carpenter, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Drone Aviation Holding Corp. on Form 10-Q for the fiscal quarter ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Drone Aviation Holding Corp.

	By:	/s/ KENDALL CARPENTER
Date: November 14, 2016	Name:	Kendall Carpenter
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)